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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: SEPTEMBER 1, 2000

                      DATE OF EARLIEST EVENT REPORTED: N.A.


                              UNITED MEDICORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         COMMISSION FILE NUMBER 1-10418


                 DELAWARE                                    75-2217002
      (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

      10210 NORTH CENTRAL EXPRESSWAY
                 SUITE 400
               DALLAS, TEXAS                                     75231
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 691-2140

                                      N.A.
          ------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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                     UNITED MEDICORP, INC. AND SUBSIDIARIES
1

ITEM 5. OTHER EVENTS

United Medicorp, Inc. has completed the purchase of a building that will serve as its new operations center in Pampa, Texas, and simultaneously received payment of a relocation incentive totaling $192,000.

The purchase price for the building was $100,000. In addition, the first mortgage includes an additional $37,000 allowance for transaction costs and building improvements. The term of the first mortgage is 20 years, with monthly payments of principal and interest at a floating rate of prime plus one half percent (currently 9.0 percent per annum). Consistent with the terms of the previously disclosed Economic Development and Incentive Agreement with the Pampa Economic Development Corporation ("PEDC"), the full amount of the $137,000 mortgage is guaranteed by the PEDC, and UMC received the initial incentive payment in the amount of $192,000 at the closing on August 21, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              UNITED MEDICORP, INC.
                                  (REGISTRANT)



By:      /s/ Nathan Bailey                             Date: September 1, 2000
         ----------------------------------                  ------------------
         Nathan Bailey
         Corporate Controller
              (Principal Accounting Officer)


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